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                                                                    EXHIBIT 11.1

                                 INTEVAC, INC.

                      COMPUTATION OF NET INCOME PER SHARE

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
                                                                      YEAR ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1996      1995      1994
                                                                    -------   -------   -------
                                                                     (IN THOUSANDS, EXCEPT PER
                                                                            SHARE DATA)
Shares used in Calculation of Net Income Per Share:
  Average Common Shares outstanding...............................   12,311     3,653       700
  Net effect of dilutive stock options............................      590       152       109
  Shares related to SAB Nos. 55, 64 and 83:
     Stock options................................................       --       198       217
     Ordinary Shares issued.......................................       --       527       579
  Series A convertible preferred shares as-if-converted...........       --     6,076     8,680
                                                                    -------   -------   -------
                                                                     12,901    10,606    10,285
                                                                    =======   =======   =======
Income from continuing operations.................................  $ 4,973   $ 5,765   $ 1,675
                                                                    =======   =======   =======
Net income........................................................  $ 4,973   $ 7,100   $ 1,408
                                                                    =======   =======   =======
Income per share from continuing operations.......................  $  0.39   $  0.54   $  0.16
                                                                    =======   =======   =======
Net income per share..............................................  $  0.39   $  0.67   $  0.14
                                                                    =======   =======   =======
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